Exhibit 99.1

ENERGY TRANSFER ANNOUNCES SENIOR MANAGEMENT UPDATES
Mike Hennigan, President, Crude, Liquids and Refined Products to Depart the Partnership Effective June 16
Crude, Liquids and Refined Products Commercial Teams Will Report to Mackie McCrea, Energy Transfer COO

DALLAS, May 30, 2017 - Energy Transfer Partners, L.P. (NYSE: ETP) today announced that Michael J. Hennigan, President, Crude, Liquids and Refined Products has resigned and will depart the Partnership effective June 16, for another business opportunity. Prior to the recently closed merger of ETP and Sunoco Logistics Partners, LP (SXL), Hennigan served as President and CEO of SXL.

“While we had hoped that Mike would remain with the Partnership following the merger, we wish him continued success in his new opportunity and thank him for his contributions to the Energy Transfer Family,” said Kelcy Warren, Chairman and CEO, Energy Transfer Partners. “We are happy for Mike and his family that he has been offered a key leadership position which will allow him to remain closer to the Philadelphia area.”

“Mike has built a team of experienced, strong leaders who have been running the legacy SXL commercial functions, and that team will remain with the Partnership under the direction of our Group Chief Operating Officer and Chief Commercial Officer, Mackie McCrea,” added Warren. “Energy Transfer is positioned for strong growth in each of our crude, liquids and natural gas segments with our strong asset base and our talented commercial leadership, and we look forward to continuing to provide superior value to both our customers and our unitholders.”

“It has been a tremendous privilege to have been part of the Energy Transfer family and I am very thankful to have led the SXL organization over the past seven years. The future is bright for ETP and I offer my best wishes for the Partnership’s continued success,” said Hennigan.

Energy Transfer is the 2nd largest master limited partnership in the country with more than 71,000 miles of natural gas, natural gas liquids, crude and refined products pipelines and related facilities in 36 states throughout the country.

Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership that owns and operates one of the largest and most diversified portfolios of energy assets in the United States. Strategically positioned in all of the major U.S. production basins, ETP owns and operates a geographically diverse portfolio of complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (NGL) and refined product transportation and terminalling assets; NGL fractionation; and various acquisition and marketing assets. ETP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.
Energy Transfer Equity, L.P. (NYSE: ETE) is a master limited partnership that owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP) and Sunoco LP (NYSE: SUN). ETE also owns Lake Charles LNG Company. On a consolidated basis, ETE’s family of companies owns and operates a diverse portfolio of natural gas, natural gas liquids, crude oil and refined products assets, as well as retail and wholesale motor fuel operations and LNG terminalling. For more information, visit the Energy Transfer Equity, L.P. website at www.energytransfer.com.

Exhibit 99.1

Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in ETP’s Annual Reports on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. ETP undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
Investor Relations:
Lyndsay Hannah, Brent Ratliff, Helen Ryoo, 214-981-0795

or

Media Relations:
Vicki Granado, Lisa Dillinger, 214-840-5820

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